Exhibit 8.7

Opinion of Ashurst Perkins Coie UK LLP (“Ashurst Perkins Coie”)

[LETTERHEAD OF ASHURST PERKINS COIE]

Date: June 26, 2026

UBS AG

Bahnhofstrasse 45

CH-8098 Zurich

Switzerland

Ladies and Gentlemen:

As U.S. tax special counsel to UBS AG (the “Company”) in connection with the registration of an unspecified aggregate initial offering price or number of the debt securities or warrants to be issued (on a delayed and continuous basis) by the Company, pursuant to the base prospectus (the “Base Prospectus”), prospectus supplements (“Prospectus Supplements”), free writing prospectuses (“FWP”) and pricing supplements (“Pricing Supplements” and, together with the Base Prospectus, Prospectus Supplements and FWP, the “Prospectus”) that forms a part of the registration statement on Form F-3 (the “Registration Statement”) of the Company which was filed with the Securities and Exchange Commission and to which this Opinion is being incorporated by reference as an Exhibit, we hereby confirm to you that the discussions that refer to our name set forth under the headings “U.S. Tax Considerations”, “Supplemental U.S. Tax Considerations”, “Tax Considerations”, “What are the Tax Consequences of the Notes?”, “What are the Tax Consequences of the Securities”, “Supplemental discussion of U.S. federal income tax consequences” and headings of similar import contained in the Prospectus in the Registration Statement is our opinion, subject to the limitations set forth therein.

We hereby consent to any reference to us under the above-specified headings in the Prospectus in the Registration Statement, in our capacity as U.S. special tax counsel to the Company, and to the filing of this letter as an exhibit to the Current Report on Form 6-K dated June 26, 2026 filed by the Company and incorporated by reference into the Registration Statement.

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Ashurst Perkins Coie UK LLP

Ashurst Perkins Coie UK LLP